EXHIBIT 10.40






NORTH CAROLINA

WAKE COUNTY                     SECOND CONSOLIDATED AMENDMENT AGREEMENT


     THIS SECOND CONSOLIDATED AMENDMENT AGREEMENT (the "Amendment Agreement"), made and entered into as of this _19th_ day of July, 1996, to be effective as of March 31, 1996, by and between SEER TECHNOLOGIES, INC. a Delaware corporation (the "Borrower"); and NATIONSBANK, N.A.(formerly known as NationsBank N.A. (Carolinas)) a national banking association with its principal office located in the city of Charlotte, North Carolina (the "Bank"):

                         W I T N E S S E T H:

     WHEREAS, the Borrower and the Bank have heretofore entered into a Loan Agreement dated February 24, 1995 (the "Loan Agreement"), pursuant to which the Bank agreed to establish for the Borrower a line of credit (the "Revolving Credit") up to an aggregate principal amount at one time outstanding not in excess of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), which Revolving Credit is evidenced by the Borrower's Promissory Note dated February 24, 1995 (the "Revolving Credit Note"); and

     WHEREAS, the Revolving Credit is secured by a valid, perfected, first priority lien with respect to all accounts receivable owned by the Borrower pursuant to the terms of the Security Agreement dated February 24, 1995 (the "Security Agreement"); and

     WHEREAS, the Borrower and the Bank agreed to extend the maturity date of the Revolving Credit to March 15, 1997, and to make certain other modifications to the Loan Agreement and the Note, all as set forth in that certain First Consolidated Amendment Agreement dated February 22, 1996 between the Bank and the Borrower (the "First Amendment"); and

     WHEREAS, the Borrower is in violation of certain financial covenants set forth in the Loan Agreement as amended, and the Borrower has requested that the Bank waive the covenant violations and amend the relevant financial covenants; and

     WHEREAS, the Bank has agreed to waive the covenant violations described above and amend said covenants on the terms and conditions hereinafter set forth; and

     WHEREAS, the parties hereto desire to further amend the Loan Agreement in the manner herein set forth;

     NOW, THEREFORE in consideration of the mutual covenants, promises and conditions hereinafter set forth, it is hereby agreed as follows:

     1. The term "Loan Agreement," as used herein and in the Loan Agreement, the Note and all other loan documents executed in connection with the Revolving Credit (collectively referred to herein as the "Loan Documents") shall have the same meaning as the Loan Agreement dated February 24, 1995, as amended by the First Amendment, except as hereby amended and modified. Unless the context otherwise requires, all terms used herein without definition shall have the definitions provided therefor in the Loan Agreement.

     2. Subject to the conditions set forth in Paragraphs 5 and 6 hereof, the Loan Agreement shall be and hereby is amended, effective as of the effective date hereof, as follows:

          (a) Subpart (ii) of Paragraph 3(b) of the Loan Agreement is hereby amended by deleting said subpart (ii) in its entirety and substituting in lieu thereof the following:

                "(ii) within thirty days after the end of each month of the Borrower, company prepared financial statements of the Borrower, including a balance sheet and income statement, certified by the borrower to be correct and accurate, and within thirty days after the close of the first, second and third quarters of each fiscal year of the Borrower, company prepared financial statements of the Borrower, including a balance sheet and income statement, certified by the Borrower to be correct and accurate and reviewed by independent certified public accountants who are reasonably satisfactory to the Bank; and"

          (b) Paragraph 3(i) of the Loan Agreement is hereby amended to provide that the Borrower will maintain a current ratio (as that term is defined in the second sentence of Paragraph 3(i) of the Loan Agreement) of not less than 1.35 to one at all times during the term of the Loan Agreement.

          (c) The first sentence of Paragraph 3(j) of the Loan Agreement is hereby amended by deleting said sentence in its entirety and substituting in lieu thereof the following:

          "The Borrower will maintain Borrower's Tangible Net Worth in an amount not less than $34,500,000 as at the last day of each fiscal quarter of the Borrower. For purposes of this Agreement, the Borrower will be permitted to reduce the Tangible Net Worth requirement by an amount equal to the Borrower's restructuring expense (as such expense is defined in accordance with generally accepted accounting principles); provided, however, such restructuring expense reduction shall not exceed $1,500,000."

          (d) Paragraph 4 of the Loan Agreement is hereby amended by inserting a new Paragraph 4(i) to read as follows:

         "The Borrower will not, without prior written consent of the Bank, permit the ratio of total liabilities to tangible net worth (as defined in Paragraph 3(j) above) at any time to be greater than
          1.50 to one."

          (e) Paragraph 10(b) of the Loan Agreement is hereby amended by deleting said Paragraph 10(b) in its entirety and substituting in lieu thereof the following:

               "b) Unutilized Line of Credit Fee. The Borrower agrees to pay to the Bank a commitment fee for the period from the closing of the Loan to the maturity date of the Note at the rate per annum equal to three-eights percent (3/8%) of the Unutilized Revolving Credit Commitment (as defined herein), payable in arrears (i) on the last business day of each fiscal quarter, beginning with the last business day of the fiscal quarter ending March 31, 1996, and (ii) on the maturity date of the Note. For purposes of this Loan Agreement, the term "Unutilized Revolving Credit Commitment" shall mean, on the date of calculation thereof, the difference between (i) $25,000,000 and (ii) the average daily principal amount outstanding under the Note during the immediately preceding fiscal quarter."

          (f) Paragraph 10(c) of the Loan Agreement is hereby amended by deleting said Paragraph 10(c) in its entirety and substituting in lieu thereof the following:

              "c) Borrowing Base Agreement. Bank agrees, upon the terms and conditions set forth herein, to make Revolving Credit Advances to the Borrower during the term of this Loan Agreement up to an aggregate amount not exceeding $25,000,000; provided, however, Bank will not be required and shall have no obligation to make any Revolving Credit Advances (i) so long as a Default or an Event of Default has occurred and is continuing; (ii) if, immediately after giving effect to each advance, the balance due under the Loan exceeds the Borrowing Base; or (iii) if, immediately after giving effect to each advance, the balance due under the Loan exceeds $20,000,000, unless the Borrower satisfies each of the Additional Availability Covenants (as defined below). For purposes of this Loan Agreement:

                  1) "Revolving Credit Advance" shall mean an amount paid by Bank to the Borrower pursuant to this Loan Agreement and evidenced by the Note.

                  2) "Borrowing Base" shall mean an amount equal to the sum of
(i) eighty percent (80%) of Eligible Domestic Accounts, and (ii) sixty percent (60%) of Eligible Foreign Accounts, as determined pursuant to the Borrowing Base Certificate

                  3) "Accounts" means accounts, accounts receivables, chattel paper, instruments and documents, whether now owned or hereafter acquired by the Borrower.

                  4) "Borrowing Base Certificate" means a certificate in the form attached hereto and marked as Schedule 1.


                 5) "Eligible Domestic Accounts" means those Accounts which have been in existence for not more than ninety (90) days from the date of the unpaid invoice as issued by the Borrower as determined pursuant to the Borrowing Base Certificate; provided there shall be excluded from Accounts the following: intercompany or interaffiliate Accounts; foreign Accounts (i.e., Accounts with an Account Debtor located outside the U.S. or Canada); general provisions for credit memos; and Accounts which relate to consigned Inventory.

                 6) "Eligible Foreign Accounts" means those Accounts which have been in existence for not more than ninety (90) days from the date of the original invoice as issued by the Borrower as determined pursuant to the Borrowing Base Certificate; provided there shall be excluded from Accounts the following: Accounts with Account Debtors that, to the Bank's satisfaction, are not of investment grade or equivalent; intercompany or interaffiliate Accounts; domestic Accounts (i.e., Accounts with an Account Debtor located in the U.S. or Canada); general provisions for credit memos; and Accounts which relate to consigned Inventory.

                 7) If at any time the Borrower's outstanding indebtedness to the Bank pursuant to the Note (the "Outstanding Indebtedness") exceeds the Borrowing Base, Borrower shall immediately make a payment equal to the difference between (i) the Outstanding Indebtedness and (ii) the Borrowing Base. If at any time the Outstanding Indebtedness exceeds $25,000,000, Borrower shall immediately make a payment equal to the difference between (i) the Outstanding Indebtedness and (ii) $25,000,000. If at any time the Outstanding Indebtedness exceeds $20,000,000 and the Borrower is out of compliance with any of the Additional Availability Covenants, Borrower shall immediately make a payment equal to the difference between (i) the Outstanding Indebtedness and (ii) $20,000,000. Borrower shall provide Bank a Borrowing Base Certificate in a form satisfactory to the Bank on the twentieth (20th) day of each month and at such other times as Bank may request. Borrower shall submit to Bank upon request, but not less frequently than monthly, a report identifying all Accounts by Account Debtor, and reflecting the aging thereof and containing sufficient information for Bank to calculate the amount of Eligible Domestic Accounts and Eligible Foreign Accounts. The Borrower shall submit to Bank upon request such other reports and information as the Bank shall reasonably request.

                8) During the term of this Loan Agreement, the Borrower may use the Loan by borrowing, paying or prepaying such principal amount, and re-borrowing all in accordance with the terms of this Loan Agreement.

                9) The Bank's Commercial Credit Services shall monitor the Revolving Credit Advances and Borrowing Base, and shall conduct, prepare and complete such audits of the Borrower's operations as the Bank deems appropriate. The Borrower shall cooperate fully with the Bank's
Commercial Credit Services in the monitoring and audit procedures. The Borrower shall provide the Bank's Commercial Credit Services with such additional schedules, reports and information as Bank may reasonably request. The additional schedules, reports and information shall be in form reasonably satisfactory to the Bank's Commercial Credit Services. Notwithstanding any provision of this Loan Agreement to the contrary, the advance rates set forth in Paragraph 10(c)(2) above may be adjusted by the Bank in its sole discretion, upon 15 days' written notice to the Borrower, taking into account all fluctuations of the value of the Accounts in light of the Bank's experience and sound lending practices; provided, that in the event such an adjustment results in an obligation on the part of the Borrower to repay a portion of any Outstanding Indebtedness pursuant to Paragraph 10(c)(7) above, such repayment shall be due and payable within thirty (30) days of such adjustment.

               10) Notwithstanding any provision of the Loan Agreement to the contrary, the Bank shall be under no obligation to make any Revolving Credit Advance if, after giving effect to such Revolving Credit Advance, the balance under the Loan shall exceed $20,000,000, unless each of the following conditions (the "Additional Availability Covenants") are satisfied:

               (i) No Default or Event of Default shall have occurred and be continuing;

              (ii) The Borrower's Tangible Net Worth shall equal or exceed for each period set forth below the amounts set forth below opposite each such period:

                        Quarter Ending                  Tangible Net Worth

                         June 30, 1996                      $37,000,000

                         September 30, 1996                 $38,000,000

             (iii) The Borrower's current ratio (as defined in Paragraph 3(i) of this Loan Agreement) shall not be less than 1.50 to one.

              (iv) The Borrower's ratio of total liabilities to tangible net worth shall not exceed 1.25 to one.

               (v) Net income of the Borrower after taxes (but before any gain on sale of assets and/or extraordinary gains) shall equal or exceed $1,000,000 for the most recently completed quarter."

          (g) Schedule 1 to the Loan Agreement is hereby amended by deleting said Schedule 1 in its entirety and substituting in lieu thereof
Schedule 1 attached hereto and incorporated herein by reference.

          (h) Paragraph 5 of the Loan Agreement is hereby amended to provide that, as additional security for the Loan, the Borrower grants a security interest in all "Collateral" owned by the Borrower, as that term is defined in the Intellectual Property Security Agreement between Bank and Borrower dated July 18, 1996 (the "IP Security Agreement").

          (i) Paragraph 4(a) is hereby amended by deleting the first sentence of said Paragraph 4(a) and substituting in lieu thereof the following.

                    "(a) Except in favor of Bank, incur any additional indebtedness for borrowed money, any additional contingent liability, or transfer any of Borrower's assets, whether now owned or hereafter acquired, except in the ordinary course of Borrower's business."

     Except as amended hereby, the remaining sentences of Paragraph 4(a) shall continue and remain unaffected.

     3. Subject to the conditions set forth in Paragraphs 5 and 6 hereof, the Revolving Credit Note shall be and hereby is amended, effective as of the date hereof, as follows:

          (a) The Exhibit A to the Promissory Note is hereby amended by deleting said Exhibit A in its entirety and substituting in lieu thereof Exhibit A attached hereto and incorporated herein by reference.

          (b) The payment schedule set forth in the Promissory Note is hereby amended by deleting said payment schedule in its entirety and substituting in lieu thereof the following:

                    "Principal shall be paid in full in a single payment on December 31, 1996. Interest thereon shall be paid monthly commencing on June 15, 1996, and continuing on the last day of each successive month thereafter, with a final payment of all unpaid interest at the stated maturity of this Note."

     4. By the execution and delivery hereof, the Borrower hereby represents and warrants to the Bank that as of the date hereof the Loan Agreement has been reexamined and:

          (a) The representations and warranties made by the Borrower in Paragraph 1 of the Loan Agreement are true on and as of the date hereof;

          (b) There has been no material change in the condition, financial or otherwise, of the Borrower since the date of the most recent financial reports of the Borrower received by the Bank, other than changes in the ordinary course of business, none of which has been a materially adverse change or other than ordinary operating losses consistent with past performance;

          (c) No authorization, approval or consent of any regulatory body is necessary or required in connection with the lawful execution, delivery and performance of this Amendment Agreement which has not been obtained; and

          (d) The execution, delivery and performance of this Amendment Agreement will not conflict with or result in the breach of any of the provisions of or cause a default under, the articles of incorporation or bylaws of the Borrower, or any applicable law, rule or regulation, or any judgment, order, writ, injunction, decree of any court, administrative agency or other instrumentality to which the Borrower is subject and will not result in the creation or imposition of any security interest, lien, charge or encumbrance on any of the assets of the Borrower except for the liens created by the Security Agreement and the IP Security Agreement.

     5. The effectiveness of this Amendment Agreement shall be subject to the fulfillment of the following conditions precedent:

          (a) The Borrower shall have delivered to the Bank a Borrower's Affidavit to the effect that each of the Loan Documents has been reexamined on behalf of the Borrower by the signatory thereto and that as of the date of f delivery of said certificate no event has occurred and no condition exists which constitutes, or with the giving of notice or lapse of time or both, would constitute, an event of default under the Loan Agreement or any of the other Loan Documents

          (b) The Bank shall have received two (2) counterparts of this Amendment Agreement duly executed by all signatories thereto.

          (c) The Bank shall have received certified copies of resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of, and the performance under, this Amendment Agreement and the other Loan Documents.

          (d) The Bank shall have received an Intellectual Property Rights Security Agreement duly executed by the Borrower and such other instruments as the Bank may request in order to create and perfect a valid security interest in the "Collateral" described therein.

          (e) The Bank shall have received an opinion of counsel reasonably satisfactory to the Bank addressing corporate existence, authority, execution and enforceability of this Amendment Agreement.

     6. All instruments and documents incident to the consummation of the transactions contemplated hereby shall be satisfactory in form and substance to the Bank and its counsel; the Bank shall have received copies of all additional agreements, instruments and documents which it may reasonably request in connection therewith, such documents, when appropriate, to be certified by appropriate governmental authorities; and all proceedings of the Borrower relating to the matters provided for herein shall be satisfactory to the Bank and its counsel.

     7. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto and none of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties or commitments, express or implied, have been made by any other party to the other. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by the party to be charged therewith, specifying such change, modification, waiver or cancellations of such terms or conditions, or of any proceeding or succeeding breach thereof, unless expressly so stated. In the event of a conflict between the terms of the Loan Documents and the terms of this Amendment Agreement, the terms of the Loan Documents shall be construed in a manner consistent with the amendments and modifications set forth in this Amendment Agreement.

     8. Except as specifically amended, modified or supplemented, the Loan Agreement, the Note, the Security Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms. In the event of a conflict between the terms of the Loan Documents and the terms of this Amendment Agreement, the terms of the Loan Documents shall be construed in a manner consistent with the amendments and modifications set forth in this Amendment Agreement.

     9. All costs, fees and expenses incurred by the Borrower and the Bank in connection with this Amendment Agreement and the satisfaction of all conditions precedent hereunder whether incurred in connection with the preparation and execution hereof or in connection with the parties' performance hereunder, shall be paid by the Borrower, including without limitation, such reasonable attorney's fees as Bank's counsel may charge and Bank's audit and ongoing monitoring fees.

     10. The parties hereto agree and acknowledge that the provisions of this Amendment Agreement constitute amendments to, and not a novation of, the indebtedness evidenced by the Revolving Credit Note.

     11. This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment Agreement to be duly executed under seal by their duly authorized representatives, all as of the day and year first above written.


                                  SEER TECHNOLOGIES, INC., a Delaware
                                  corporation

                                       By:
                                           __________President


ATTEST:

____________________
_________Secretary

[CORPORATE SEAL]


                                  NATIONSBANK, N.A., a National Banking
                                  Association

                                       By:

                                           ________________Vice President



ATTEST:

________________________
____________ Secretary

[CORPORATE SEAL]










                          EXHIBIT A TO PROMISSORY NOTE
                           FROM SEER TECHNOLOGIES, INC.
                              TO NATIONSBANK, N.A.
                             DATED FEBRUARY 24,1995
                IN THE ORIGINAL PRINCIPAL AMOUNT OF $25,000,000.00


The following provisions are incorporated and made part of the above-referenced promissory note:

Interest. The outstanding Loan principal shall bear interest at the LIBOR Rate (as defined below) plus three percent (3.0%). The interest rate hereunder shall change as of the same date the LIBOR Rate changes.

Payment of Interest. Installments of interest for each calendar month shall be due and payable in arrears on the 15th day of each month beginning with the interest installment due on June 15, 1996 and continuing on the same day of each successive month thereafter until the loan has been paid in full.

Definitions.  For purposes hereof:

     (a) "LIBOR Base Rate" means the rate (expressed as a percentage and rounded upwards if necessary to the nearest 1/100 of 1%) for any particular day determined by the Bank in good faith in accordance with its usual procedures for its customers generally to be the average of the rates per annum for deposits in Dollars offered to major banks in the London interbank market for such particular day and for a term of thirty (30) days.

     (b) "LIBOR Rate" means, for any particular day, the rate of interest per annum determined pursuant to the following formula:

     LIBOR                               LIBOR Base Rate
     Rate          =                   1 - Reserve Requirement

     (c) "Reserve Requirement" means the maximum aggregate rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained with respect thereto under Regulation D by the member banks of the Federal Reserve System with respect to Dollar funding in the London interbank market. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any regulatory change against (i) any category of liabilities which include deposits by reference to which the LIBOR Base Rate is to be determined or (ii) any category of extensions of credit or other assets which include advances under the Note.